Exhibit 99.01

MEDIA CONTACT:	INVESTOR CONTACT:
Lauren Armstrong	Cynthia Hiponia
Symantec Corp.	Symantec Corp.
(650) 448-7352	(650) 527-8020
Lauren_Armstrong@symantec.com	Cynthia_Hiponia@symantec.com

Symantec Reports Fiscal Fourth Quarter and Full Year 2019 Results

Q4 GAAP revenue of $1.189 billion and non-GAAP revenue of $1.195 billion

Fiscal year 2019 GAAP revenue of $4.731 billion and non-GAAP revenue of $4.762 billion

Cash flow from operating activities for fiscal year 2019 was $1.495 billion, up 57% year-over-year

Company repurchased 11 million shares and retired $600 million in debt during the fourth quarter 2019

MOUNTAIN VIEW, Calif. – May 9, 2019 – Symantec Corp. (NASDAQ: SYMC) today reported results for its fourth quarter and full fiscal year 2019 ended March 29, 2019.

“We achieved company revenue in the fourth quarter in line with guidance and generated strong cash flow from operating activities,” said Richard S. Hill, Symantec Interim President and CEO. “Our Consumer Cyber Safety segment continued to deliver solid results, and we were pleased with increases in average revenue per user, both year-over-year and sequentially. However, our Enterprise Security revenue was below our guidance range due to lower than expected bookings, which led to year-over-year reported billings declining greater than we anticipated.  Despite this weakness, we remain confident in our Integrated Cyber Defense strategy, which has produced a strong and competitive product portfolio.  Moving forward, in Enterprise Security we are focused on operational discipline, increasing sales productivity, expanding operating margins and managing the shift to our ratable cloud delivered solutions. In Consumer Cyber Safety we will continue to execute on multiple initiatives to drive revenue growth. With industry-leading solutions across both our enterprise and consumer businesses, we are optimistic that we are well positioned to execute against a growing opportunity in the cyber defense market.”

To help readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. The methods we use to produce non-GAAP results are not in accordance with GAAP and may differ from the methods used by other companies. Additional information regarding our non-GAAP measures are provided below.

Fourth Quarter Fiscal 2019 Financial Highlights
•	GAAP revenue was $1.189 billion, non-GAAP revenue was $1.195 billion
•	GAAP operating margin of 9%, non-GAAP operating margin of 29%
•	GAAP diluted EPS was $0.05, non-GAAP diluted EPS was $0.39
•	Cash flow from operating activities of $547 million

Fiscal Year 2019 Financial Highlights
•	GAAP revenue was $4.731 billion, non-GAAP revenue was $4.762 billion
•	GAAP operating margin of 8%, non-GAAP operating margin of 30%
•	GAAP diluted EPS was $0.05, non-GAAP diluted EPS was $1.59
•	Cash flow from operating activities of $1.495 billion

(More)

Leadership Changes

In a separate press release issued today, Symantec announced that Richard S. Hill has been named Interim President and CEO, effective immediately.  Mr. Hill succeeds Greg Clark, who has stepped down as President and CEO and as a member of the Symantec Board, also effective immediately. The Company will commence a search process to find a permanent CEO.

Vincent Pilette, CFO of Logitech and former VP of Finance for Hewlett Packard Enterprise’s server, storage and networking business, has been appointed Executive Vice President and Chief Financial Officer of Symantec, effective May 21, 2019. Mr. Pilette’s appointment follows a comprehensive search process initiated in connection with Nicholas Noviello’s departure as EVP and CFO to pursue other opportunities, as announced on January 31, 2019.

First Quarter and Fiscal Year 2020 Guidance

First Quarter Fiscal 2020	GAAP	Non-GAAP
Revenue	$1.171B - $1.201B	$1.175B - $1.205B
Operating Margin	5% - 7%	25% - 27%
EPS (Diluted)	$0.01 - $0.05	$0.30 - $0.34
Fiscal Year 2020
Revenue	$4.750B - $4.890B	$4.760B - $4.900B
Operating Margin	13% - 15%	31% - 33%
EPS (Diluted)	$0.57 - $0.73	$1.65 - $1.80

Symantec's Board of Directors has declared a quarterly cash dividend of $0.075 per common share to be paid on June 26, 2019, to all shareholders of record as of the close of business on June 10, 2019.

For additional details regarding Symantec’s results and outlook, please see the Supplemental Information on the investor relations page of our website at: http://www.symantec.com/invest.

Conference Call

Symantec has scheduled a conference call for 5:00 p.m. ET / 2:00 p.m. PT today to discuss its results for its fourth quarter and full year fiscal 2019 ended March 29, 2019 and to review guidance. Interested parties may access the conference call through Symantec’s Investor Relations website at http://investor.symantec.com/investor-relations/events-calendar/. For telephone access to the conference, call (877) 475-6198 within the United States or (970) 297-2372 from outside the United States. Please call 15 minutes early and give the operator conference ID number 4593466.

A replay and our prepared remarks will be available on the investor relations home page shortly after the call is completed.

About Symantec

Symantec Corporation (NASDAQ: SYMC), the world’s leading cyber security company, helps organizations, governments and people secure their most important data wherever it lives. Organizations across the world look to Symantec for strategic, integrated solutions to defend against sophisticated attacks across endpoints, cloud and infrastructure. Likewise, a global community of more than 50 million people and families rely on Symantec’s Norton and LifeLock product suites to protect their digital lives at home and across their devices. Symantec operates one of the world’s largest civilian cyber intelligence networks, allowing it to see and protect against the most advanced threats. For additional information, please visit www.symantec.com or connect with us on Facebook, Twitter, and LinkedIn.

NOTE TO EDITORS: If you would like additional information on Symantec Corporation and its products, please visit the Symantec News Room at http://www.symantec.com/news. All prices noted are in U.S. dollars and are valid only in the United States.

Symantec, the Symantec logo and the Checkmark logo are trademarks or registered trademarks of Symantec Corporation or its affiliates in the U.S. and other countries. Other names may be trademarks of their respective owners.

Forward-Looking Statements: This press release contains statements which may be considered forward-looking within the meaning of the U.S. federal securities laws, including the information contained under the caption “First Quarter and Fiscal Year 2020 Guidance” and the statements regarding Symantec’s leadership changes and Symantec’s prospects for growth and value creation, Symantec’s planned cash dividend, as well as other projected financial and business results, including demand for its products and services, Symantec’s enhanced capabilities, and Symantec’s continued cost and operating efficiencies. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include those related to: retention of existing executive leadership team members; difficulties in improving sales execution and product development during leadership transitions; general business and economic conditions; our ability to integrate acquired businesses and realize the expected benefits of the acquisitions; matters arising out of our completed Audit Committee investigation and the ongoing U.S. Securities and Exchange Commission investigation; fluctuations and volatility in Symantec’s stock price; the ability of Symantec to successfully execute strategic plans; the ability to maintain customer and partner relationships; the ability of Symantec to achieve its cost and operating efficiency goals; the anticipated growth of certain market segments; Symantec’s sales pipeline and business strategy; fluctuations in tax rates and foreign currency exchange rates; the timing and market acceptance of new product releases and upgrades; and the successful development of new products and the degree to which these products gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. Symantec assumes no obligation, and does not intend, to update these forward-looking statements as a result of future events or developments. Additional information concerning these and other risk factors is contained in the Risk Factors sections of Symantec’s most recent reports on Form 10-K and Form 10-Q.

USE OF NON-GAAP FINANCIAL INFORMATION: We use non-GAAP measures of adjusted revenues, operating margin, net income and earnings per share, which are adjusted from results based on GAAP to include certain purchase accounting adjustments and exclude certain expenses, gains and losses. Additionally, we provide the non-GAAP metric of reported billings (previously referred to as implied billings).  These non-GAAP financial measures are provided to enhance the user’s understanding of our past financial performance and our prospects for the future. Our management team uses these non-GAAP financial measures in assessing Symantec’s performance, as well as in planning and forecasting future periods. These non-GAAP financial measures are not computed according to GAAP and the methods we use to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Readers are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to our quarterly earnings release and which can be found, along with other financial information including Supplemental Information, on the investor relations page of our website at: http://www.symantec.com/invest.

SYMANTEC CORPORATION

Condensed Consolidated Balance Sheets (1)

(In millions, unaudited)

	March 29, 2019	March 30, 2018 (2)
ASSETS
Current assets:
Cash and cash equivalents	$1,791	$1,774
Short-term investments	252	388
Accounts receivable, net	708	809
Other current assets	435	522
Total current assets	3,186	3,493
Property and equipment, net	790	778
Intangible assets, net	2,250	2,643
Goodwill	8,450	8,319
Other long-term assets	1,262	526
Total assets	$15,938	$15,759
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$165	$168
Accrued compensation and benefits	257	262
Current portion of long-term debt	491	—
Contract liabilities (3)	2,320	2,368
Other current liabilities	533	372
Total current liabilities	3,766	3,170
Long-term debt	3,961	5,026
Long-term contract liabilities (3)	736	735
Deferred income tax liabilities	577	592
Long-term income taxes payable	1,076	1,126
Other long-term liabilities	84	87
Total liabilities	10,200	10,736
Total stockholders’ equity	5,738	5,023
Total liabilities and stockholders’ equity	$15,938	$15,759

(1) We adopted the new revenue recognition accounting standard (ASC 606) on a modified retrospective basis during Q1 FY19. The results as of March 29, 2019 are presented under the new revenue recognition accounting standard, while prior period amounts are not adjusted and continue to be reported under the prior revenue recognition accounting standard (ASC 605).
(2) Derived from audited consolidated financial statements.
(3) As a result of the new revenue recognition accounting standard (ASC 606), amounts we have previously referred to as deferred revenue are now referred to as contract liabilities, which consist of the total of what is now identified as deferred revenue and customer deposit liabilities in all schedules throughout this document.

SYMANTEC CORPORATION

Condensed Consolidated Statements of Operations (1)

(In millions, except per share data, unaudited)

	Three Months Ended		Year Ended
	March 29, 2019	March 30, 2018	March 29, 2019	March 30, 2018 (2)
Net revenues	$1,189	$1,210	$4,731	$4,834
Cost of revenues	279	264	1,050	1,032
Gross profit	910	946	3,681	3,802
Operating expenses:
Sales and marketing	378	354	1,493	1,593
Research and development	236	257	913	956
General and administrative	102	143	447	574
Amortization of intangible assets	51	54	207	220
Restructuring, transition and other costs	36	132	241	410
Total operating expenses	803	940	3,301	3,753
Operating income	107	6	380	49
Interest expense	(51)	(57)	(208)	(256)
Gain (loss) on divestiture	—	(5)	—	653
Other expense, net	(4)	(9)	(64)	(9)
Income (loss) from continuing operations before income taxes	52	(65)	108	437
Income tax expense (benefit)	22	(7)	92	(690)
Income (loss) from continuing operations	30	(58)	16	1,127
Income (loss) from discontinued operations, net of income taxes	4	(1)	15	11
Net income (loss)	$34	$(59)	$31	$1,138

Income (loss) per share - basic:
Continuing operations	$0.05	$(0.09)	$0.03	$1.83
Discontinued operations	$0.01	$(0.00)	$0.02	$0.02
Net income (loss) per share - basic (3)	$0.05	$(0.10)	$0.05	$1.85

Income (loss) per share - diluted:
Continuing operations	$0.05	$(0.09)	$0.02	$1.69
Discontinued operations	$0.01	$(0.00)	$0.02	$0.02
Net income (loss) per share - diluted (3)	$0.05	$(0.10)	$0.05	$1.70

Weighted-average shares outstanding:
Basic	637	621	632	616
Diluted	662	621	661	668

(1) We adopted the new revenue recognition accounting standard (ASC 606) on a modified retrospective basis during Q1 FY19. The results for Q4 FY19 and FY19 are presented under the new revenue recognition accounting standard, while prior period amounts are not adjusted and continue to be reported under the prior revenue recognition accounting standard (ASC 605).
(2) Derived from audited consolidated financial statements.
(3) Net income (loss) per share may not add due to rounding.

SYMANTEC CORPORATION

Condensed Consolidated Statements of Cash Flows

(In millions, unaudited)

	Three Months Ended		Year Ended
	March 29, 2019	March 30, 2018	March 29, 2019	March 30, 2018 (1)
OPERATING ACTIVITIES:
Net income (loss)	$34	$(59)	$31	$1,138
(Income) loss from discontinued operations, net of income taxes	(4)	1	(15)	(11)
Adjustments:
Amortization and depreciation	158	155	615	640
Impairments of long-lived assets	2	34	10	81
Stock-based compensation expense	87	162	352	610
Loss from equity interest	17	26	101	26
Deferred income taxes	(52)	(27)	(70)	(1,848)
(Gain) loss on divestiture	—	5	—	(653)
Other	18	8	(14)	45
Changes in operating assets and liabilities, net of acquisitions and divestiture:
Accounts receivable, net	16	(132)	113	(170)
Accounts payable	(29)	(9)	6	(4)
Accrued compensation and benefits	28	20	2	(33)
Contract liabilities	145	354	215	541
Income taxes payable	84	(74)	67	880
Other assets	(33)	(187)	(32)	(199)
Other liabilities	76	(1)	114	(86)
Net cash provided by continuing operating activities	547	276	1,495	957
Net cash used in discontinued operating activities	—	(10)	—	(7)
Net cash provided by operating activities	547	266	1,495	950
INVESTING ACTIVITIES:
Purchases of property and equipment	(54)	(37)	(207)	(142)
Payments for acquisitions, net of cash acquired	(139)	1	(180)	(401)
Proceeds from divestiture, net of cash contributed and transaction costs	—	(13)	—	933
Purchases of short-term investments	—	(28)	—	(436)
Proceeds from maturities and sales of short-term investments	20	24	139	49
Proceeds from sale of property	—	—	26	—
Other	(7)	(4)	(19)	(24)
Net cash used in investing activities	(180)	(57)	(241)	(21)
FINANCING ACTIVITIES:
Repayments of debt	(600)	(570)	(600)	(3,210)
Net proceeds from sales of common stock under employee stock incentive plans	11	38	19	121
Tax payments related to restricted stock units	(5)	(10)	(173)	(107)
Dividends and dividend equivalents paid	(48)	(48)	(217)	(211)
Repurchases of common stock	(234)	—	(234)	—
Payment for dissenting LifeLock shareholder settlement	—	—	—	(68)
Other	(4)	—	(4)	—
Net cash used in financing activities	(880)	(590)	(1,209)	(3,475)
Effect of exchange rate fluctuations on cash and cash equivalents	(5)	13	(28)	73
Change in cash and cash equivalents	(518)	(368)	17	(2,473)
Beginning cash and cash equivalents	2,309	2,142	1,774	4,247
Ending cash and cash equivalents	$1,791	$1,774	$1,791	$1,774

(1) Derived from audited consolidated financial statements.

SYMANTEC CORPORATION

Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1) (2)

(In millions, except per share data, unaudited)

	Three Months Ended		Year Ended
	March 29, 2019	March 30, 2018	March 29, 2019	March 30, 2018
Net revenues	$1,189	$1,210	$4,731	$4,834
Contract liabilities fair value adjustment	6	12	31	126
Net revenues (Non-GAAP)	$1,195	$1,222	$4,762	$4,960

Operating income	$107	$6	$380	$49
Contract liabilities fair value adjustment	6	12	31	126
Stock-based compensation	87	162	352	610
Amortization of intangible assets	111	112	443	453
Restructuring, transition and other costs	36	132	241	410
Acquisition-related costs	—	9	3	60
Litigation settlement	—	2	(5)	2
Operating income (Non-GAAP)	$347	$435	$1,445	$1,710

Operating margin	9%	0%	8%	1%
Operating margin (Non-GAAP)	29%	36%	30%	34%

Net income (loss)	$34	$(59)	$31	$1,138
Adjustments to income (loss) from continuing operations:
Contract liabilities fair value adjustment	6	12	31	126
Stock-based compensation	87	162	352	610
Amortization of intangible assets	111	112	443	453
Restructuring, transition and other costs	36	132	241	410
Acquisition-related costs	—	9	3	60
Litigation settlement	—	2	(5)	2
Non-cash interest expense	7	9	26	50
(Gain) loss on divestiture and gain on sale of assets	—	2	—	(656)
Loss from equity interest	17	26	101	26
Income tax reform	—	151	—	(659)
Other income tax effects and adjustments	(38)	(261)	(158)	(434)
Total adjustment from continuing operations	226	356	1,034	(12)
Total adjustment from discontinued operations	(4)	1	(15)	(11)
Net income (Non-GAAP)	$256	$298	$1,050	$1,115

Diluted net income (loss) per share	$0.05	$(0.10)	$0.05	$1.70
Adjustments to diluted net income per share:
Contract liabilities fair value adjustment	0.01	0.02	0.05	0.19
Stock-based compensation	0.13	0.26	0.53	0.91
Amortization of intangible assets	0.17	0.18	0.67	0.68
Restructuring, transition and other costs	0.05	0.21	0.36	0.61
Acquisition-related costs	—	0.01	0.00	0.09
Litigation settlement	—	0.00	(0.01)	0.00
Non-cash interest expense	0.01	0.01	0.04	0.07
(Gain) loss on divestiture and gain on sale of assets	—	0.00	—	(0.98)
Loss from equity interest	0.03	0.04	0.15	0.04
Income tax reform	—	0.24	—	(0.99)
Other income tax effects and adjustments	(0.06)	(0.42)	(0.24)	(0.65)
Total adjustment from continuing operations	0.34	0.57	1.56	(0.02)
Total adjustment from discontinued operations	(0.01)	0.00	(0.02)	(0.02)
Incremental dilution effect	—	(0.04)	—	—
Diluted net income per share (Non-GAAP) (3)	$0.39	$0.44	$1.59	$1.67

Diluted weighted-average shares outstanding	662	621	661	668
Incremental dilution	—	54	—	—
Diluted weighted-average shares outstanding (Non-GAAP) (4)	662	675	661	668

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP.  For a detailed explanation of these non-GAAP measures, please see Appendix A.
(2) We adopted the new revenue recognition accounting standard (ASC 606) on a modified retrospective basis during Q1 FY19. The results for Q4 FY19 and FY19 are presented under the new revenue recognition accounting standard, while prior period amounts are not adjusted and continue to be reported under the prior revenue recognition accounting standard (ASC 605).
(3) Net income per share amounts may not add due to rounding.
(4) Diluted GAAP and non-GAAP weighted-average shares outstanding are the same, except in periods in which there is a GAAP loss from continuing operations. In accordance with GAAP, we do not present dilution for GAAP in periods in which there is a loss from continuing operations. However, if there is non-GAAP net income, we present dilution for non-GAAP weighted-average shares outstanding in an amount equal to the dilution that would have been presented had there been GAAP income from continuing operations for the period.

SYMANTEC CORPORATION

Reconciliation of GAAP Revenue to Non-GAAP Reported Billings (1)(2)(3)

(In millions, unaudited)

	Three Months Ended
	March 29, 2019	March 30, 2018
Total Company Reported Billings (Non-GAAP)
Total revenue	$1,189	$1,210
Add: Contract liabilities (end of period)	3,056	3,103
Less: Contract liabilities (beginning of period)	(2,915)	(2,730)
Other contract liabilities adjustments (4)	2	15
Reported billings (Non-GAAP)	$1,332	$1,598

Enterprise Security Reported Billings (Non-GAAP)
Total revenue	$584	$597
Add: Contract liabilities (end of period)	2,002	2,010
Less: Contract liabilities (beginning of period)	(1,876)	(1,685)
Other contract liabilities adjustments (4)	2	15
Reported billings (Non-GAAP)	$712	$937

Consumer Cyber Safety Reported Billings (Non-GAAP) (5)
Total revenue	$605	$613
Add: Contract liabilities (end of period)	1,054	1,093
Less: Contract liabilities (beginning of period)	(1,039)	(1,045)
Reported billings (Non-GAAP)	$620	$661

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP.  For a detailed explanation of these non-GAAP measures, please see Appendix A.
(2) We adopted the new revenue recognition accounting standard (ASC 606) on a modified retrospective basis during Q1 FY19. The results for Q4 FY19 and FY19 are presented under the new revenue recognition accounting standard, while prior period amounts are not adjusted and continue to be reported under the prior revenue recognition accounting standard (ASC 605).
(3) Reported billings was previously referred to as implied billings. The calculation did not change.
(4) Other contract liabilities adjustments include the change in contract liabilities related to Veritas discontinued operations.
(5) Consumer Cyber Safety was previously named Consumer Digital Safety.

SYMANTEC CORPORATION

Guidance and Reconciliation of GAAP to Non-GAAP Revenue, Operating Income and EPS (1) (2)

(In millions, except per share data, unaudited)

First Quarter Fiscal Year 2020

Revenue Guidance
GAAP revenue range	$1,171	—	$1,201
Adjustment:
Contract liabilities fair value adjustment		$4
Non-GAAP revenue range	$1,175	—	$1,205

Operating Margin Guidance and Reconciliation
GAAP operating margin	5%	—	7%
Adjustments:
Contract liabilities fair value adjustment		0%
Stock-based compensation		8%
Amortization of intangible assets		10%
Restructuring, transition and other costs		2%
Non-GAAP operating margin	25%	—	27%

Earnings Per Share Guidance and Reconciliation
GAAP diluted income per share range (3)	$0.01	—	$0.05
Adjustments:
Contract liabilities fair value adjustment		$0.01
Stock-based compensation		$0.14
Amortization of intangible assets		$0.17
Restructuring, transition and other costs		$0.03
Other		$0.01
Income tax effects and adjustments		($0.07)
Non-GAAP diluted earnings per share range (3)	$0.30	—	$0.34

Fiscal Year 2020

Revenue Guidance
GAAP revenue range	$4,750	—	$4,890
Adjustment:
Contract liabilities fair value adjustment		$10
Non-GAAP revenue range	$4,760	—	$4,900

Operating Margin Guidance and Reconciliation
GAAP operating margin	13%	—	15%
Adjustments:
Contract liabilities fair value adjustment		0%
Stock-based compensation		7%
Amortization of intangible assets		10%
Restructuring, transition and other costs		1%
Non-GAAP operating margin	31%	—	33%

Earnings Per Share Guidance and Reconciliation
GAAP diluted income per share range (3)	$0.57	—	$0.73
Adjustments:
Contract liabilities fair value adjustment		$0.02
Stock-based compensation		$0.53
Amortization of intangible assets		$0.70
Restructuring, transition and other costs		$0.08
Other		$0.03
Income tax effects and adjustments		($0.29)
Non-GAAP diluted earnings per share range (3)	$1.65	—	$1.80

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP.  For a detailed explanation of these non-GAAP measures, please see Appendix A.
(2) Amounts may not add due to rounding.
(3) GAAP income per share, adjustments per share and non-GAAP income per share are calculated using diluted share count of 650 million and a range of 634 million to 644 million for Q1 FY20 and FY20, respectively.

SYMANTEC CORPORATION
Appendix A
Explanation of Non-GAAP Measures

Objective of non-GAAP measures:  We believe our presentation of non-GAAP financial measures, when taken together with corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance for the reasons discussed below. Our management team uses these non-GAAP financial measures in assessing Symantec’s performance, as well as in planning and forecasting future periods. Due to the importance of these measures in managing the business, we use non-GAAP measures in the evaluation of management’s compensation. These non-GAAP financial measures are not computed according to GAAP and the methods we use to compute them may differ from the methods used by other companies.  Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Contract liabilities adjustment:  Our non-GAAP net revenues eliminate the impact of contract liabilities purchase accounting adjustments required by GAAP. GAAP requires an adjustment to the liability for acquired contract liabilities such that the liability approximates how much we, the acquirer, would have to pay a third party to assume the liability. We believe that eliminating the impact of this adjustment improves the comparability of revenues between periods. Also, although the adjustment amounts will never be recognized in our GAAP financial statements, we do not expect the acquisitions to affect the future renewal rates of revenues excluded by the adjustments. In addition, our management uses non-GAAP net revenues, adjusted for the impact of purchase accounting adjustments to assess our operating performance and overall revenue trends. Nevertheless, non-GAAP net revenues has limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP net revenues. We believe these adjustments are useful to investors as an additional means to reflect revenue trends of our business. However, other companies in our industry may not calculate these measures in the same manner which may limit their usefulness for comparative purposes.

Inventory fair value adjustment:  Purchase accounting requires us to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. These non-GAAP adjustments to our cost of revenues exclude the expected profit margin component that is recorded under purchase accounting associated with our acquisitions. We believe the adjustments are useful to investors as an additional means to reflect cost of revenues and gross margin trends of our business.

Stock-based compensation:  This consists of expenses for employee restricted stock units, performance-based awards, bonus share programs, stock options and our employee stock purchase plan, determined in accordance with GAAP.  We evaluate our performance both with and without these measures because stock-based compensation is a non-cash expense and can vary significantly over time based on the timing, size, nature and design of the awards granted, and is influenced in part by certain factors that are generally beyond our control, such as the volatility of the market value of our common stock. In addition, for comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes stock-based compensation to facilitate the comparison of our results to those of other companies in our industry.

Amortization of intangible assets:  Amortization of intangible assets consists of amortization of acquisition-related intangibles assets such as developed technology, customer relationships and trade names acquired in connection with business combinations. We record charges relating to the amortization of these intangibles within both cost of revenues and operating expenses in our GAAP financial statements.  Under purchase accounting, we are required to allocate a portion of the purchase price to intangible assets acquired and amortize this amount over the estimated useful lives of the acquired intangible assets. However, the purchase price allocated to these assets is not necessarily reflective of the cost we would incur to internally develop the intangible asset. Further, amortization charges for our acquired intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. We eliminate these charges from our non-GAAP operating results to facilitate an evaluation of our current operating performance and provide better comparability to our past operating performance.

Restructuring, transition and other costs:  Restructuring charges are costs associated with a formal restructuring plan and are primarily related to employee severance and benefit arrangements. Other charges include facilities and other exit and disposal costs, including asset write-offs. Transition costs are associated with formal discrete strategic information technology initiatives and primarily consist of consulting charges associated with our enterprise resource planning and supporting systems and costs to automate business processes.  In addition, transition costs include expenses associated with our divestitures. We exclude restructuring, transition and other costs from our non-GAAP results as we believe that these costs are incremental to core activities that arise in the ordinary course of our business and do not reflect our current operating performance, and that excluding these charges facilitates a more meaningful evaluation of our current operating performance and comparisons to our past operating performance.

Acquisition-related costs:  These represent the transaction and business integration costs related to significant acquisitions that are charged to operating expense in our GAAP financial statements. These costs include incremental expenses incurred to affect these business combinations such as advisory, legal, accounting, valuation, and other professional or consulting fees. We exclude these costs from our non-GAAP results as they have no direct correlation to the operation of our business, and because we believe that the non-GAAP financial measures excluding these costs provide meaningful supplemental information regarding the spending trends of our business. In addition, these costs vary, depending on the size and complexity of the acquisitions, and are not indicative of costs of future acquisitions.

Litigation settlement:  We may periodically incur charges or benefits related to litigation settlements.  We exclude these charges and benefits when associated with a significant settlement because we do not believe they are reflective of ongoing business and operating results.

Non-cash interest expense and amortization of debt issuance costs:  In accordance with GAAP, we separately account for the value of the conversion feature on our convertible notes as a debt discount that reflects our assumed non-convertible debt borrowing rates. We amortize the discount and debt issuance costs over the term of the related debt. We exclude the difference between the imputed interest expense, which includes the amortization of the conversion feature and of the issuance costs, and the coupon interest payments because we believe that excluding these costs provides meaningful supplemental information regarding the cash cost of our convertible debt and enhance investors’ ability to view the Company’s results from management’s perspective.

Gain on divestitures:  We periodically recognize gains on divestitures, including in fiscal 2018 related to our WSS and PKI solutions. We have excluded these gains for purposes of calculating our non-GAAP results. We believe making these adjustments facilitates a better evaluation of our current operating performance and comparisons to past operating results.

Gain (loss) from equity interest:  We record gains or losses in equity method investments representing net income or loss attributable to our noncontrolling interest in companies over which we have limited control and visibility.  We exclude such gains and losses in full because we lack control over the operations of the investee and the related gains and losses are not indicative of our ongoing core results.

Income tax effects and adjustments:  Prior to the third quarter of fiscal 2018, we used a projected long-term non-GAAP tax rate that reflected the elimination of the effects of the non-GAAP adjustments to our operating results described above and significant discrete items, as well as certain unique GAAP reporting requirements under discontinued operations as a result of the sale of our information management business (Veritas) in order to provide better consistency across the interim financial reporting periods. Starting with the third quarter of fiscal 2018, as a result of U.S. tax reform, we use a non-GAAP tax rate that excludes (1) the discrete impacts of changes in tax legislation, (2) most other significant discrete items, (3) certain unique GAAP reporting requirements under discontinued operations and (4) the income tax effects of the non-GAAP adjustment to our operating results described above. We believe making these adjustments facilitates a better evaluation of our current operating performance and comparisons to past operating results. Our tax rate is subject to change for a variety of reasons, such as significant changes in the geographic earnings mix due to acquisition and divestiture activities or fundamental tax law changes in major jurisdictions where we operate.

Discontinued operations:  In August 2015, we entered into a definitive agreement to sell the assets of Veritas to Carlyle. The transaction closed on January 29, 2016. The results of Veritas are presented as discontinued operations in our Consolidated Statements of Operations and thus have been excluded from non-GAAP net income and segment results for all reported periods.

Diluted GAAP and non-GAAP weighted-average shares outstanding:  Diluted GAAP and non-GAAP weighted-average shares outstanding are the same, except in periods that there is a GAAP loss from continuing operations. In accordance with GAAP, we do not present dilution for GAAP in periods in which there is a loss from continuing operations. However, if there is non-GAAP net income, we present dilution for non-GAAP weighted-average shares outstanding in an amount equal to the dilution that would have been presented had there been GAAP income from continuing operations for the period.

Reported billings (previously referred to as implied billings):  We define reported billings as total revenue plus the change in adjusted contract liabilities. The change in contract liabilities excludes contract liabilities acquired or divested during the period as well as the change in contract liabilities related to discontinued operations that does not amortize to revenue from continuing operations. We consider reported billings to be a useful metric for management and investors because it facilitates an analysis of changes in contract liabilities balances that are an indicator of the health and visibility of our business. There are several limitations related to the use of reported billings versus revenue calculated in accordance with GAAP. First, reported billings include amounts that have not yet been recognized as revenue. Second, our calculation of reported billings may be different from other companies in our industry, some of which may not use reported billings, may calculate reported billings differently, may have different reported billing frequencies, or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of reported billings as a comparative measure. We compensate for these limitations by providing specific information regarding GAAP revenue and evaluating reported billings together with revenue calculated in accordance with GAAP.